Exhibit 99.1


                         Digital Recorders, Inc. Reports
                 Third Quarter 2004 Preliminary Revenue Results

    DALLAS--(BUSINESS WIRE)--Oct. 25, 2004--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today it expects to report third quarter revenue of approximately $11.6 million, or an increase of about 9.8 percent over same-period results a year ago.
    "Third quarter 2004 was another active period for DRI. Our domestic and international operations' revenue increased over the same period last year, and holders of our outstanding Series E convertible preferred stock converted shares having a liquidation value of $955,000 into shares of common stock. Third quarter activity also helped us raise an additional $5.0 million in capital, before offering expenses, through a private equity placement in October -- our second of the year. Thus, our balance sheet continues to strengthen," David
L. Turney, the Company's Chairman, Chief Executive Officer, and
President, said.
    The Company will release its final results and file its third quarter 2004 Form 10-Q with the Securities and Exchange Commission on or before Nov. 15, 2004.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.


    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com
             or
             IR Counsel Contact:
             Citigate Financial Intelligence
             Robin Weinberg, 201-499-3500
             Fax: 201-499-3600
             E-Mail: Robin.Weinberg@citigatefi.com